FORM S-8
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933

                          PETER KIEWIT SONS', INC.
            (Exact name of registrant as specified in its charter)

Delaware                                                47-0210602
(State of incorporation)                          (I.R.S. Employer
                                               Identification No.)
1000 Kiewit Plaza
Omaha, Nebraska                                              68131
(Address of principal                                   (Zip code)
 executive offices)
                          PETER KIEWIT SONS', INC.
                          EMPLOYEE OWNERSHIP PLAN
                          (Full title of the plan)

                          Kenneth D. Gaskins, Esq.
                          Peter Kiewit Sons', Inc.
                             1000 Kiewit Plaza
                          Omaha, Nebraska   68131
                              (402) 342-2052
                    (Name, address and telephone number
                            of agent for service)



                        Calculation of Registration Fee


                                   Proposed
                                   Maximum     Proposed
                      Amount       Offering    Maximum   Amount of
Title of Securities   to be        Price Per  Offering  Registra-
to be Registered     Registered    Share       Price     tion Fee
___________________________________________________________________



1996 Series          $400,000     102.5%      $410,000       142
Convertible
Debentures
due October
31, 2006
                                                   Total    $142


REGISTRATION OF ADDITIONAL SECURITIES


	Registrant hereby incorporates by reference the contents of the Registration Statement on Form S-8 filed on May 1, 1996 at file number 333-03049. The purpose of this Form S-8 is to register an additional $400,000 face value of 1996 Series Convertible Debentures due October 31, 2006. There are no other changes to the previous Registration Statement, except those changes incorporated by reference from the registrant's periodic filings on Form 10-Q.

	Updated Exhibit Number 5A (opinion of Kenneth D. Gaskins, Esq. with respect to legality of securities being registered) and Exhibit Number 23.1A (Consent of Coopers & Lybrand L.L.P.) are attached. Consent of Counsel is included in Exhibit 5A.


                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on the 1st day of October, 1996.


                                        PETER KIEWIT SONS', INC.


                                        By: /s/ Richard R. Jaros
                                        Richard R. Jaros
                                        Executive Vice President -
                                        Chief Financial Officer

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated on the 1st day of October, 1996.

/s/ Walter Scott, Jr.                  Chairman of the Board
Walter Scott, Jr.                      and President (principal
                                       executive officer)

/s/ Richard R. Jaros                   Director, Executive Vice
Richard R. Jaros                       President-Chief Financial
                                       Officer(principal financial
                                        officer)

/s/ Eric J. Mortensen                  Controller
Eric J. Mortensen                      (principal accounting
                                        officer)


/s/ Richard W. Colf
Richard W. Colf, Director


/s/ Tait P. Johnson
James Q. Crowe, Director               Tait P. Johnson, Director


/s/ Robert E. Julian
Robert B. Daugherty, Director          Robert E. Julian, Director


/s/ Richard Geary                      /s/ Leonard W. Kearney
Richard Geary, Director                Leonard W. Kearney, Director


/s/ Bruce E. Grewcock
Bruce E. Grewcock, Director            Peter Kiewit, Jr., Director


/s/ William L. Grewcock                /s/ Kenneth E. Stinson
William L. Grewcock, Director          Kenneth E. Stinson, Director


/s/ George B. Toll, Jr.
Charles M. Harper, Director           George B. Toll, Jr., Director


                          PETER KIEWIT SONS', INC.

                             INDEX TO EXHIBITS



Exhibit
No.            Description of Exhibit

5A             Legal opinion of Kenneth D. Gaskins, Esq.

23.1A          Consent of Coopers & Lybrand L.L.P.


                                 EXHIBIT  5A



                                October 1, 1996



Peter Kiewit Sons', Inc.
1000 Kiewit Plaza
Omaha, Nebraska  68131

     Re:  Form S-8 Registration Statement

Gentlemen:

     Reference is made to the Registration Statement on Form S-8 of Peter Kiewit Sons', Inc. (the "Company"), to be filed with the
Securities and Exchange Commission on or about October 1, 1996 (the "Registration Statement"). The Registration Statement will register an additional $400,000 of 1996 Series Convertible
Debentures due October 31, 2006.

     As counsel to the Company, I am familiar with the contents of the Registration Statement, the terms and conditions of the securities to be registered thereunder, and the Trust Indenture under which the Convertible Debentures will be issued.

     Based on the foregoing, it is my opinion that the 1996 Series Convertible Debentures, when issued and sold pursuant to such offering and in accordance with the terms of the Trust Indenture, will be binding obligations of the Company.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                   Yours very truly,



                                   /s/ Kenneth D. Gaskins
KDG/lsv                            Kenneth D. Gaskins
                                   Corporate Counsel



                                EXHIBIT  23.1A



                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Peter Kiewit Sons', Inc. on Form S-8 of our report dated March 19, 1996, except for Note 19, as to which the date is March 27, 1996, of our audits of the consolidated financial statements and financial statement schedules of Peter Kiewit Sons', Inc. as of December 30, 1995 and December 31, 1994, and for the three years ended December 30, 1995, which report is included in the Annual Report on Form 10-K of Peter Kiewit Sons', Inc.




                                   /s/ Coopers & Lybrand
                                   COOPERS & LYBRAND L.L.P.



Omaha, Nebraska
October 1, 1996